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                                                                   Exhibit 23.11



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated August 23, 2000, relating to the financial statements of ProSoft Corporation, which appears in such Form S-4. We also consent to the reference to us under the headings "Experts."

 /s/  Swenson Advisors, LLP
SWENSON ADVISORS, LLP

San Diego, California
September 25, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated August 23, 2000, relating to the financial statements of SiteRabbit.com, which appears in such Form S-4. We also consent to the reference to us under the headings "Experts."

 /s/  Swenson Advisors, LLP
SWENSON ADVISORS, LLP

San Diego, California
September 25, 2000